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                              INDEX OF ATTACHMENTS
                                     ITEM 77

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
SUB-ITEM 77B    Accountant's report on internal control

SUB-ITEM 77C    Submission of Matters to a Vote of Security Holders

SUB-ITEM 77D    Policies with Respect to Security Investment

SUB-ITEM 77I    Terms of new or amended securities

SUB-ITEM 77O    Transactions Effected Pursuant to Rule 10f-3

SUB-ITEM 77Q1   EXHIBIT (a): Amendment to registrant's Declaration of Trust
                EXHIBIT (d): Constituent instruments defining the rights of holders of new classes of securities
                EXHIBIT (e): New or amended advisory contracts
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